Exhibit 99.1

Move, Inc. Announces

Pricing of $85 Million Private Offering

of Convertible Senior Notes

SAN JOSE, Calif. – August 7, 2013 – Move, Inc. (NASDAQ: MOVE), the leader in online real estate, today announced the pricing of $85 million aggregate principal amount of convertible senior notes due 2018 in a private placement. Move has also granted the initial purchaser an option to purchase up to an additional $15 million aggregate principal amount of the notes.

The notes will pay interest semiannually at a rate of 2.75% per annum.  The notes will mature on September 1, 2018, unless repurchased or converted in accordance with their terms prior to such date. Prior to June 1, 2018, the notes will be convertible at the option of holders only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the business day immediately preceding the maturity date regardless of these conditions.  Upon conversion, holders will receive, at Move’s election, cash, shares of Move’s common stock or a combination thereof.  Holders of the notes will have the right to require Move to repurchase all or some of their notes at 100% of their principal, plus any accrued and unpaid interest, upon the occurrence of certain events.

The initial conversion rate will be 53.2907 shares of Move’s common stock (subject to customary adjustments) per $1,000 principal amount of the notes, which is equivalent to a conversion price of approximately $18.77 per share, which represents a conversion premium of approximately 35% to the closing sale price of $13.90 per share of Move’s common stock on August 6, 2013.

Move estimates that the net proceeds from the sale of the notes will be approximately $82.1 million, after deducting the initial purchaser’s discount and estimated offering expenses payable by Move (assuming no exercise of the initial purchaser’s option to purchase additional notes).

Move intends to use $25 million of the net proceeds from this offering to repurchase shares of its common stock concurrently with the offering in privately negotiated transactions, which could affect the market price of Move’s common stock concurrently with, or shortly after, the pricing of the notes, and could result in a higher effective conversion price for the notes. Move intends to use the remaining net proceeds for general corporate purposes and possible future acquisitions or strategic transactions.

The sale of the notes is expected to close on August 12, 2013, subject to customary closing conditions.

The notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes will not be registered under the Securities Act or any other jurisdiction and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any of these securities, and shall not constitute an offer, solicitation or sale of the notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Move, Inc.

Move, Inc. (MOVE), the leader in online real estate, operates: realtor.com®, the official website of the National Association of Realtors®; Move.com, a leading destination for new homes and rental listings, moving, home and garden, and home finance; ListHub™, the leading syndicator of real estate listings; Moving.com™; SeniorHousingNet; SocialBios; Doorsteps; TigerLead®; and TOP PRODUCER® Systems. Move, Inc. is based in San Jose, California.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Move’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Move’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Move cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.